Exhibit 99.2

FINANCIAL SUPPLEMENT TO SECOND QUARTER 2009 EARNINGS RELEASE

Summary

Quarterly loss of $0.28 per diluted share; solid underlying business performance offset by increased provision for loan losses

•

Significant second quarter drivers include: $912 million loan loss provision ($421 million above net charge-offs); strong non-interest revenues, largely due to stronger service charges and brokerage income; 3 percent increase in net interest income, as net interest margin steadied; Results include $61 million gain related to exchange of trust preferred securities; $80 million Visa share sale gain; $108 million of securities gains; $69 million securities related impairment; and $64 million FDIC special assessment expense

•	Pre-provision net revenue, excluding items listed above, rose 11 percent versus 1Q09

Deposits and households continue to grow; record customer satisfaction

•	Average customer deposits grew 3% linked quarter, up 10% versus the year-ago quarter average

•	Average non-interest bearing deposits continue to rise, growing 8% linked quarter

•	A record 491,000 of new retail and business checking accounts opened year-to-date

•	Outstanding customer satisfaction; top quartile performance in latest Gallup poll; most improved retail bank according to latest J.D. Power and Associates survey

Stabilizing net interest margin contributes to growth in net interest income

•	Second quarter net interest income increased $22 million to $831 million

•

Net interest margin steadied, declining two basis points to 2.62 percent, reflecting continued low-cost deposit growth, especially in non-interest bearing products, and improved loan spreads due to better pricing discipline

•	Excluding the impact of the linked-quarter increase in excess liquidity holdings, net interest margin improved 6 basis points

•	Impact of the declining interest rate environment has largely worked its way through the Company’s asset sensitive balance sheet, which is well-positioned for an eventual rising rate environment

•	Trends in deposit pricing and loan spreads should continue to support a stable net interest margin during this period of historic low interest rates

Strong underlying non-interest income; continued focus on performance and efficiency

•

Non-interest revenues increased 12 percent versus the prior quarter; excluding the impact of leveraged lease terminations, security gains, Visa shares gain and gain on trust preferred exchange, non-interest revenues increased 10 percent on a linked-quarter basis

•	Service charges income increased $19 million or 7 percent to $288 million, benefited from a higher level of customer transactions, new account growth and seasonal factors

•	Brokerage income increased $46 million or 21 percent to $263 million, driven by strong fixed income results and an improved equity market environment

•	Mortgage income remained strong in the 2nd quarter, totaling $64 million, reflecting favorable mortgage interest rate environment

•

Non-interest income impacted by $189 million of income related to the Company’s unwinding of leveraged lease transactions; However, minimal bottom line impact as transactions were offset by $196 million in tax expense

•

In transactions related to the Company’s capital plan, recorded a $61 million pre-tax gain on the early extinguishment of debt (trust preferred securities), sold remaining interest in Visa shares, recognizing an $80 million pre-tax gain, and sold $1.4 billion of U.S. Government Agency debentures at a $108 million pre-tax gain, reinvesting the proceeds in U.S. Government Agency mortgage-backed securities

•

Higher non-interest expense level mainly attributable to increased salaries and benefits cost, primarily due to increased incentives tied to the increase in brokerage revenues, and higher FDIC insurance costs

•	Non-interest expenses include a $64 million special FDIC assessment and $69 million in other-than-temporary impairment charges on securities

Provision for loan losses increased to $912 million, $421 million above net charge-offs; Allowance for credit losses increased to 2.43% of loans, primarily due to migration of commercial real estate into problem loan status and additions to non-performing loans

•

Net charge-offs rose to 2.06 percent of loans in the second quarter versus 1.64% in the previous quarter; increase primarily attributable to most stressed portfolios - homebuilder, condo and home equity second liens in Florida

•	Non-performing loans increased $977 million in the second quarter, largely driven by homebuilder and condominium properties

•	Certain income producing lending types, including retail and multi-family commercial real estate portfolios, are also coming under pressure from the faltering economy

•	Allowance for credit losses increased $400 million in the second quarter to 2.43 percent of loans as compared to 2.02 percent in the first quarter

•	Allowance coverage ratio (ALL/NPL, excluding loans held for sale) at 0.87x as of June 30, 2009

Continued focus on stressed portfolio and balance sheet de-risking

•	Residential homebuilder portfolio exposure declines $362 million, down $3.4 billion since the beginning of 2008

•	Condominium exposure steadily declining, down another $139 million to $711 million; less than 1 percent of overall loan portfolio

•

Florida second lien home equity exposure down slightly, totaling $3.6 billion; net charge off rate rose to 7.89 percent, compared to 5.99 percent in the first quarter, mainly reflecting the impact of declining housing prices in Florida

Capital position significantly strengthened

•	Supervisory Capital Assessment Program (SCAP) requirements fully completed

•	Tier 1 capital ratio increased to 12.2 percent at June 30, 2009, $6.9 billion above “Well Capitalized” threshold

•	Tier 1 common ratio increased to 8.1 percent, up approximately 160 basis points versus the previous quarter (see non-GAAP reconciliation)

FINANCIAL SUPPLEMENT TO

SECOND QUARTER 2009 EARNINGS RELEASE

Regions Financial Corporation and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

($ amounts in millions)	Quarter Ended
	6/30/09	3/31/09	12/31/08	9/30/08	6/30/08
Assets:
Cash and due from banks	$2,363	$2,429	$2,643	$2,986	$3,161
Interest-bearing deposits in other banks	2,846	2,288	7,540	30	46
Federal funds sold and securities purchased under agreements to resell	3,221	418	790	542	949
Trading account assets	1,109	1,348	1,050	1,268	1,483
Securities available for sale	19,681	20,970	18,850	17,633	17,725
Securities held to maturity	43	45	47	50	48
Loans held for sale	1,932	1,956	1,282	1,054	677
Loans, net of unearned income	96,149	95,686	97,419	98,712	98,267
Allowance for loan losses	(2,282)	(1,861)	(1,826)	(1,472)	(1,472)

Net loans	93,867	93,825	95,593	97,240	96,795
Other interest-earning assets	829	849	897	587	534
Premises and equipment, net	2,789	2,808	2,786	2,730	2,726
Interest receivable	501	426	458	512	510
Goodwill	5,556	5,551	5,548	11,529	11,515
Mortgage servicing rights (MSRs)	202	161	161	263	271
Other identifiable intangible assets	568	603	638	675	709
Other assets	7,304	8,303	7,965	7,193	7,287

Total Assets	$142,811	$141,980	$146,248	$144,292	$144,436

Liabilities and Stockholders’ Equity:
Deposits:
Non-interest-bearing	$20,995	$19,988	$18,457	$18,045	$18,334
Interest-bearing	73,731	73,548	72,447	71,176	71,570

Total deposits	94,726	93,536	90,904	89,221	89,904
Borrowed funds:
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	2,265	2,828	3,143	10,427	8,664
Other short-term borrowings	4,927	6,525	12,679	7,115	8,926

Total short-term borrowings	7,192	9,353	15,822	17,542	17,590
Long-term borrowings	18,238	18,762	19,231	14,168	13,319

Total borrowed funds	25,430	28,115	35,053	31,710	30,909
Other liabilities	3,918	3,512	3,478	3,656	3,915

Total Liabilities	124,074	125,163	129,435	124,587	124,728
Stockholders’ equity:
Preferred stock, Series A	3,325	3,316	3,307	—	—
Preferred stock, Series B	278	—	—	—	—
Common stock	12	7	7	7	7
Additional paid-in capital	18,740	16,828	16,815	16,607	16,588
Retained earnings (deficit)	(2,169)	(1,913)	(1,869)	4,445	4,437
Treasury stock, at cost	(1,413)	(1,415)	(1,425)	(1,424)	(1,371)
Accumulated other comprehensive income (loss), net	(36)	(6)	(22)	70	47

Total Stockholders’ Equity	18,737	16,817	16,813	19,705	19,708

Total Liabilities and Stockholders’ Equity	$142,811	$141,980	$146,248	$144,292	$144,436

FINANCIAL SUPPLEMENT TO

SECOND QUARTER 2009 EARNINGS RELEASE

Regions Financial Corporation and Subsidiaries

Consolidated Statements of Operations (1)

(Unaudited)

	Quarter Ended
($ amounts in millions, except per share data)	6/30/09	3/31/09	12/31/08	9/30/08	6/30/08
Interest income on:
Loans, including fees	$1,073	$1,098	$1,328	$1,318	$1,375
Securities:
Taxable	239	239	212	208	208
Tax-exempt	5	7	9	11	10

Total securities	244	246	221	219	218
Loans held for sale	15	16	8	9	9
Federal funds sold and securities purchased under agreements to resell	1	1	2	5	4
Trading account assets	10	12	11	13	18
Other interest-earning assets	8	6	11	5	6

Total interest income	1,351	1,379	1,581	1,569	1,630
Interest expense on:
Deposits	330	366	408	391	422
Short-term borrowings	16	20	69	102	85
Long-term borrowings	174	184	180	154	144

Total interest expense	520	570	657	647	651

Net interest income	831	809	924	922	979
Provision for loan losses	912	425	1,150	417	309

Net interest income (loss) after provision for loan losses	(81)	384	(226)	505	670
Non-interest income:
Service charges on deposit accounts	287	269	288	294	294
Brokerage, investment banking and capital markets	264	217	241	241	272
Mortgage income	64	73	34	33	25
Trust department income	48	46	52	66	59
Securities gains, net	108	53	—	—	1
Other	428	408	87	85	93

Total non-interest income	1,199	1,066	702	719	744
Non-interest expense:
Salaries and employee benefits	586	539	562	552	599
Net occupancy expense	112	107	114	110	111
Furniture and equipment expense	78	76	79	88	87
Impairment (recapture) of MSR’s	—	—	99	11	(67)
Goodwill impairment	—	—	6,000	—	—
Other-than-temporary impairments (2)	69	3	13	9	1
Other	386	333	406	358	410

Total non-interest expense (3)	1,231	1,058	7,273	1,128	1,141

Income (loss) before income taxes from continuing operations	(113)	392	(6,797)	96	273
Income tax expense (benefit)	75	315	(579)	6	67

Income (loss) from continuing operations	(188)	77	(6,218)	90	206
Discontinued operations:
Loss from discontinued operations before income taxes	—	—	—	(18)	—
Income tax benefit	—	—	—	(7)	—

Loss from discontinued operations, net of tax	—	—	—	(11)	—

Net income (loss)	$(188)	$77	$(6,218)	$79	$206

Income (loss) from continuing operations available to common shareholders	$(244)	$26	$(6,244)	$90	$206

Net income (loss) available to common shareholders	$(244)	$26	$(6,244)	$79	$206

Weighted-average shares outstanding—during quarter:
Basic	876	693	693	696	696
Diluted	876	694	693	696	696
Actual shares outstanding—end of quarter	1,188	695	691	692	695
Earnings (loss) per common share (4):
Basic	$(0.28)	$0.04	$(9.01)	$0.11	$0.30
Diluted	$(0.28)	$0.04	$(9.01)	$0.11	$0.30
Cash dividends declared per common share	$0.01	$0.10	$0.10	$0.10	$0.38
Taxable-equivalent net interest income from continuing operations	$840	$817	$933	$931	$990

(1)	Certain amounts in the prior periods have been classified to reflect current period presentation

(2)	Includes $260 million of gross charges, net of $191 million noncredit related portion recognized in other comprehensive income, in 2Q09.

(3)	Merger-related charges total $25 million in 3Q08 and $100 million in 2Q08. See page 24 for additional detail.

(4)	Includes preferred stock dividends

FINANCIAL SUPPLEMENT TO

SECOND QUARTER 2009 EARNINGS RELEASE

Regions Financial Corporation and Subsidiaries

Consolidated Statements of Operations (1)

(Unaudited)

($ amounts in millions, except per share data)	Six Months Ended June 30
	2009	2008
Interest income on:
Loans, including fees	$2,171	$2,904
Securities:
Taxable	478	408
Tax-exempt	12	20

Total securities	490	428
Loans held for sale	31	18
Federal funds sold and securities purchased under agreements to resell	2	11
Trading account assets	22	39
Other interest-earning assets	14	13

Total interest income	2,730	3,413
Interest expense on:
Deposits	696	925
Short-term borrowings	36	198
Long-term borrowings	358	293

Total interest expense	1,090	1,416

Net interest income	1,640	1,997
Provision for loan losses	1,337	490

Net interest income after provision for loan losses	303	1,507
Non-interest income:
Service charges on deposit accounts	556	566
Brokerage, investment banking and capital markets	481	545
Mortgage income	137	71
Trust department income	94	116
Securities gains, net	161	92
Other	836	262

Total non-interest income	2,265	1,652
Non-interest expense:
Salaries and employee benefits	1,125	1,242
Net occupancy expense	219	218
Furniture and equipment expense	154	167
Recapture of MSR’s	—	(25)
Other-than-temporary impairments (2)	72	1
Other	719	788

Total non-interest expense (3)	2,289	2,391

Income (loss) before income taxes from continuing operations	279	768
Income tax expense (benefit)	390	225

Net income (loss)	($111)	$543

Income (loss) from continuing operations available to common shareholders	($218)	$543

Net income (loss) available to common shareholders	($218)	$543

Weighted-average shares outstanding—year-to-date:
Basic	785	696
Diluted	785	696
Actual shares outstanding—end of period	1,188	695
Earnings (loss) per common share (4):
Basic	$(0.28)	$0.78
Diluted	$(0.28)	$0.78
Cash dividends declared per common share	$0.11	$0.76
Taxable equivalent net interest income from continuing operations	$1,657	$2,016

(1)	Certain amounts in the prior periods have been classified to reflect current period presentation

(2)	Includes $263 million of gross charges, net of $191 million noncredit related portion recognized in other comprehensive income, in 2009.

(3)	Merger-related charges total $100 million in 2Q08. See page 24 for additional detail.

(4)	Includes preferred stock dividends

FINANCIAL SUPPLEMENT TO

SECOND QUARTER 2009 EARNINGS RELEASE

Regions Financial Corporation and Subsidiaries

Consolidated Average Daily Balances and Yield/Rate Analysis (1)

($ amounts in millions; yields on taxable- equivalent basis)	Quarter Ended
	6/30/09			3/31/09			12/31/08			9/30/08			6/30/08
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Federal funds sold and securities purchased under agreements to resell	$508	$1	0.49%	$545	$1	0.80%	$608	$2	1.37%	$1,000	$5	1.96%	$883	$4	2.05%
Trading account assets	1,221	11	3.58%	1,234	13	4.21%	1,334	12	3.50%	1,348	14	4.06%	1,400	19	5.53%
Securities:
Taxable	19,453	239	4.92%	19,160	239	5.06%	17,081	212	4.92%	16,962	208	4.88%	16,978	208	4.93%
Tax-exempt	562	8	6.30%	687	11	6.34%	800	14	7.15%	767	16	8.61%	720	15	8.51%
Loans held for sale	1,790	16	3.41%	1,819	15	3.45%	823	8	4.17%	563	9	6.02%	650	9	5.94%
Loans, net of unearned income (2)	95,382	1,077	4.53%	96,648	1,102	4.62%	99,134	1,331	5.34%	98,333	1,321	5.34%	97,194	1,380	5.70%
Other interest-earning assets	9,700	8	0.36%	5,599	6	0.40%	5,604	11	0.78%	582	5	3.37%	636	6	3.61%

Total interest-earning assets	128,616	$1,360	4.24%	125,692	$1,387	4.47%	125,384	$1,590	5.05%	119,555	$1,578	5.25%	118,461	$1,641	5.57%
Allowance for loan losses	(1,917)			(1,868)			(1,456)			(1,491)			(1,371)
Cash and due from banks	2,269			2,396			2,499			2,421			2,425
Other non-earning assets	17,119			17,343			21,647			22,756			23,046

	$146,087			$143,563			$148,074			$143,241			$142,561

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings accounts	$4,029	$1	0.11%	$3,804	$1	0.12%	$3,691	$1	0.12%	$3,774	$1	0.11%	$3,810	$1	0.11%
Interest-bearing transaction accounts	14,277	11	0.30%	14,909	10	0.27%	14,393	20	0.55%	14,831	28	0.77%	15,397	32	0.84%
Money market accounts	22,138	43	0.78%	21,204	67	1.28%	20,565	93	1.79%	20,394	81	1.59%	21,427	83	1.56%
Time deposits	33,442	275	3.30%	32,894	288	3.55%	31,849	293	3.65%	30,168	273	3.60%	29,933	292	3.93%
Other	728	—	0.14%	530	—	0.07%	1,262	1	0.42%	1,733	8	1.71%	2,523	14	2.20%

Total interest-bearing deposits	74,614	330	1.78%	73,341	366	2.02%	71,760	408	2.26%	70,900	391	2.20%	73,090	422	2.32%
Federal funds purchased and securities sold under agreements to repurchase	3,734	3	0.33%	3,199	3	0.41%	4,458	12	1.08%	9,906	52	2.07%	7,683	39	2.06%
Other short-term borrowings	7,427	13	0.71%	9,023	17	0.73%	14,260	57	1.59%	8,014	50	2.49%	7,097	46	2.61%
Long-term borrowings	18,829	174	3.70%	18,958	184	3.95%	16,069	180	4.47%	13,364	154	4.58%	12,926	144	4.46%

Total interest-bearing liabilities	104,604	$520	2.00%	104,521	$570	2.21%	106,547	$657	2.45%	102,184	$647	2.52%	100,796	$651	2.60%
Net interest spread			2.24%			2.26%			2.60%			2.73%			2.97%

Non-interest-bearing deposits	20,421			18,896			17,773			17,691			17,814
Other liabilities	3,567			3,436			3,344			3,652			4,169
Stockholders’ equity	17,495			16,710			20,410			19,714			19,782

	$146,087			$143,563			$148,074			$143,241			$142,561

Net interest income/margin FTE basis		$840	2.62%		$817	2.64%		$933	2.96%		$931	3.10%		$990	3.36%

(1)	Certain amounts in prior periods have been reclassified to reflect current period presentation

(2)	3Q08 loan income includes a $43.1 million reduction for the impact of a leveraged lease tax settlement. The yield on loans adjusted to exclude the settlement would be 5.52% in 3Q08.

FINANCIAL SUPPLEMENT TO

SECOND QUARTER 2009 EARNINGS RELEASE

Regions Financial Corporation and Subsidiaries

Consolidated Average Daily Balances and Yield/Rate Analysis (1)

	Six Months Ended June 30
	2009			2008
($ amounts in millions; yields on taxable equivalent basis)	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Federal funds sold and securities purchased under agreements to resell	$526	$2	0.65%	$932	$11	2.50%
Trading account assets	1,227	24	3.89%	1,607	40	5.04%
Securities:
Taxable securities	19,307	478	4.99%	16,772	408	4.90%
Tax-exempt	624	19	6.32%	724	30	8.36%
Loans held for sale	1,805	31	3.43%	635	18	5.89%
Loans, net of unearned income	96,012	2,179	4.58%	96,456	2,912	6.07%
Other earning assets	7,661	14	0.38%	640	13	4.12%

Total interest-earning assets	127,162	2,747	4.36%	117,766	3,432	5.86%
Allowance for loan losses	(1,893)			(1,352)
Cash and due from banks	2,333			2,586
Other non-earning assets	17,230			23,218

	$144,832			$142,218

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings accounts	$3,917	$2	0.12%	$3,755	$2	0.12%
Interest-bearing transaction accounts	14,591	21	0.28%	15,508	78	1.02%
Money market accounts	21,674	110	1.03%	21,721	199	1.84%
Time deposits	33,169	563	3.42%	29,753	608	4.11%
Other	630	—	0.11%	2,658	38	2.83%

Total interest-bearing deposits	73,981	696	1.90%	73,395	925	2.54%
Federal funds purchased and securities sold under agreements to repurchase	3,468	6	0.37%	8,218	107	2.63%
Other short-term borrowings	8,221	30	0.72%	6,244	91	2.93%
Long-term borrowings	18,893	358	3.82%	12,290	293	4.79%

Total interest-bearing liabilities	104,563	1,090	2.10%	100,147	1,416	2.84%
Net interest spread			2.26%			3.02%

Non-interest bearing deposits	19,663			17,708
Other liabilities	3,502			4,550
Stockholders’ equity	17,104			19,813

	$144,832			$142,218

Net interest income/margin FTE basis		$1,657	2.63%		$2,016	3.44%

(1)	Certain amounts in prior periods have been reclassified to reflect current period presentation

FINANCIAL SUPPLEMENT TO

SECOND QUARTER 2009 EARNINGS RELEASE

Regions Financial Corporation and Subsidiaries

Selected Ratios

	As of and for Quarter Ended
	6/30/09	3/31/09	12/31/08	9/30/08	6/30/08
Return on average assets*	(0.67%)	0.07%	NM	0.22%	0.58%
Return on average common equity*	(6.96%)	0.77%	NM	1.60%	4.20%
Return on average tangible common equity* (non-GAAP)	(12.34%)	1.43%	NM	4.20%	10.98%
Common equity per share	$12.74	$19.43	$19.53	$28.48	$28.37
Tangible common book value per share (non-GAAP)	$7.58	$10.57	$10.59	$10.84	$10.77
Stockholders’ equity to total assets	13.12%	11.84%	11.50%	13.66%	13.65%
Tangible common stockholders’ equity to tangible assets (non-GAAP)	6.59%	5.41%	5.23%	5.69%	5.67%
Tier 1 Common risk-based ratio (non-GAAP) (1)	8.1%	6.5%	6.6%	6.5%	6.5%
Tier 1 Capital (1)	12.2%	10.4%	10.4%	7.5%	7.5%
Total Risk-Based Capital (1)	16.3%	14.6%	14.6%	11.7%	11.8%
Allowance for credit losses as a percentage of loans, net of unearned income (2)	2.43%	2.02%	1.95%	1.57%	1.56%
Allowance for loan losses as a percentage of loans, net of unearned income	2.37%	1.94%	1.87%	1.49%	1.50%
Allowance for credit losses to non-performing loans	0.89x	1.18x	1.81x	1.07x	1.09x
Allowance for loan losses to non-performing loans	0.87x	1.13x	1.74x	1.02x	1.04x
Net interest margin (FTE) (3)	2.62%	2.64%	2.96%	3.10%	3.36%
Loans, net of unearned income, to total deposits	101.50%	102.30%	107.17%	110.64%	109.30%
Net charge-offs as a percentage of average loans*	2.06%	1.64%	3.19%	1.68%	0.86%
Non-performing assets (excluding loans 90 days past due) as a percentage of loans and other real estate	3.55%	2.43%	1.76%	1.79%	1.65%
Non-performing assets (excluding loans 90 days past due) as a percentage of loans and other real estate (4)	3.17%	2.02%	1.33%	1.66%	1.65%
Non-performing assets (including loans 90 days past due) as a percentage of loans and other real estate	4.18%	3.24%	2.33%	2.25%	2.09%
Non-performing assets (including loans 90 days past due) as a percentage of loans and other real estate (4)	3.80%	2.83%	1.89%	2.12%	2.08%

*	Annualized

(1)	Current quarter Tier 1 Common, Tier 1 and Total Risk-based Capital ratios are estimated

(2)	The allowance for credit losses reflects the allowance related to both loans on the balance sheet and exposure related to unfunded commitments and standby letters of credit

(3)	3Q08 lower by 14 bps resulting from the impact of a leveraged lease tax settlement in the quarter

(4)	Excludes loans held for sale

FINANCIAL SUPPLEMENT TO

SECOND QUARTER 2009 EARNINGS RELEASE

Loans (1)

Loan Portfolio - Period End Data

($ amounts in millions)	6/30/09	3/31/09	12/31/08	9/30/08	6/30/08	6/30/09 vs. 3/31/09		6/30/09 vs. 6/30/08
Commercial and industrial	$23,619	$22,585	$23,596	$23,511	$23,242	$1,034	4.6%	$377	1.6%
Commercial real estate - non-owner-occupied	16,419	15,969	14,486	14,151	13,643	450	2.8%	2,776	20.3%
Commercial real estate - owner-occupied	12,282	11,926	11,722	11,569	11,277	356	3.0%	1,005	8.9%
Construction - non-owner-occupied	7,163	7,611	9,029	9,810	9,478	(448)	-5.9%	(2,315)	-24.4%
Construction - owner-occupied	1,060	1,328	1,605	1,810	2,523	(268)	-20.2%	(1,463)	-58.0%
Residential first mortgage	15,564	15,678	15,839	16,191	16,464	(114)	-0.7%	(900)	-5.5%
Home equity	15,796	16,023	16,130	15,849	15,447	(227)	-1.4%	349	2.3%
Indirect	3,099	3,464	3,854	4,211	4,145	(365)	-10.5%	(1,046)	-25.2%
Other consumer	1,147	1,102	1,158	1,610	2,048	45	4.1%	(901)	-44.0%

	$96,149	$95,686	$97,419	$98,712	$98,267	$463	0.5%	$(2,118)	-2.2%

Loan Portfolio - Average Balances

($ amounts in millions)	2Q09	1Q09	4Q08	3Q08	2Q08	2Q09 vs. 1Q09		2Q09 vs. 2Q08
Commercial and industrial	$22,707	$23,095	$24,122	$22,916	$22,403	$(388)	-1.7%	$304	1.4%
Commercial real estate - non-owner-occupied	16,081	15,215	14,313	13,836	13,521	866	5.7%	2,560	18.9%
Commercial real estate - owner-occupied	11,983	11,773	11,574	11,371	11,220	210	1.8%	763	6.8%
Construction - non-owner-occupied	7,474	8,420	9,802	9,837	9,476	(946)	-11.2%	(2,002)	-21.1%
Construction - owner-occupied	1,198	1,524	1,782	2,205	2,675	(326)	-21.4%	(1,477)	-55.2%
Residential first mortgage	15,593	15,708	16,005	16,304	16,578	(115)	-0.7%	(985)	-5.9%
Home equity	15,940	16,115	16,036	15,659	15,253	(175)	-1.1%	687	4.5%
Indirect	3,276	3,660	4,043	4,214	4,039	(384)	-10.5%	(763)	-18.9%
Other consumer	1,130	1,138	1,457	1,991	2,029	(8)	-0.7%	(899)	-44.3%

	$95,382	$96,648	$99,134	$98,333	$97,194	$(1,266)	-1.3%	$(1,812)	-1.9%

(1)	Certain amounts in the prior periods have been reclassified to reflect current period presentation

FINANCIAL SUPPLEMENT TO

SECOND QUARTER 2009 EARNINGS RELEASE

Deposits (1)

Deposit Portfolio - Period End Data

($ amounts in millions)	6/30/09	3/31/09	12/31/08	9/30/08	6/30/08	6/30/09 vs. 3/31/09		6/30/09 vs. 6/30/08
Customer Deposits
Interest-free deposits	$20,995	$19,988	$18,457	$18,045	$18,334	$1,007	5.0%	$2,661	14.5%
Interest-bearing checking	14,140	14,800	15,022	14,616	15,381	(660)	-4.5%	(1,241)	-8.1%
Savings	4,033	3,970	3,663	3,709	3,819	63	1.6%	214	5.6%
Money market - domestic	21,571	19,969	19,471	17,098	17,993	1,602	8.0%	3,578	19.9%
Money market - foreign	1,075	1,357	1,812	2,454	3,122	(282)	-20.8%	(2,047)	-65.6%

Low-cost deposits	61,814	60,084	58,425	55,922	58,649	1,730	2.9%	3,165	5.4%
Time deposits	32,724	33,379	32,369	29,288	27,376	(655)	-2.0%	5,348	19.5%

Total customer deposits	94,538	93,463	90,794	85,210	86,025	1,075	1.2%	8,513	9.9%

Corporate Treasury Deposits
Time deposits	188	73	110	1,123	3,086	115	156.0%	(2,898)	-93.9%
Other	—	—	—	2,888	793	—	NM	(793)	-100.0%

Total corporate treasury deposits	188	73	110	4,011	3,879	115	156.0%	(3,691)	-95.2%

Total Deposits	$94,726	$93,536	$90,904	$89,221	$89,904	$1,190	1.3%	$4,822	5.4%

Deposit Portfolio - Average Balances

($ amounts in millions)	2Q09	1Q09	4Q08	3Q08	2Q08	2Q09 vs. 1Q09		2Q09 vs. 2Q08
Customer Deposits
Interest-free deposits	$20,421	$18,896	$17,773	$17,691	$17,814	$1,525	8.1%	$2,607	14.6%
Interest-bearing checking	14,277	14,909	14,393	14,831	15,397	(632)	-4.2%	(1,120)	-7.3%
Savings	4,029	3,804	3,691	3,774	3,810	225	5.9%	219	5.7%
Money market - domestic	20,962	19,670	18,432	17,534	18,315	1,292	6.6%	2,647	14.5%
Money market - foreign	1,176	1,534	2,133	2,860	3,112	(358)	-23.3%	(1,936)	-62.2%

Low-cost deposits	60,865	58,813	56,422	56,690	58,448	2,052	3.5%	2,417	4.1%
Time deposits	33,221	32,814	31,442	27,770	27,248	407	1.2%	5,973	21.9%

Total customer deposits	94,086	91,627	87,864	84,460	85,696	2,459	2.7%	8,390	9.8%

Corporate Treasury Deposits
Time deposits	221	80	407	2,398	2,685	141	176.2%	(2,464)	-91.8%
Other	728	530	1,262	1,733	2,523	198	37.6%	(1,795)	-71.1%

Total corporate treasury deposits	949	610	1,669	4,131	5,208	339	55.7%	(4,259)	-81.8%

Total Deposits	$95,035	$92,237	$89,533	$88,591	$90,904	$2,798	3.0%	$4,131	4.5%

(1)	Certain amounts in the prior periods have been reclassified to reflect current period presentation

FINANCIAL SUPPLEMENT TO

SECOND QUARTER 2009 EARNINGS RELEASE

Pre-Tax Pre-Provision Net Revenue (“PPNR”) (1)

($ amounts in millions)	2Q09	1Q09	4Q08	3Q08	2Q08	2Q09 vs. 1Q09		2Q09 vs. 2Q08
Net Interest Income	$831	$809	$924	$922	$979	22	2.7%	$(148)	-15.1%
Non-Interest Income	1,199	1,066	702	719	744	133	12.5%	455	61.2%

Total Revenue	2,030	1,875	1,626	1,641	1,723	155	8.3%	307	17.8%
Non-Interest Expense	1,231	1,058	7,273	1,128	1,141	173	16.4%	90	7.9%

Pre-tax Pre-provision Net Revenue	$799	$817	$(5,647)	$513	$582	(18)	-2.2%	217	37.3%
Adjustments:
Securities gains, net	(108)	(53)	—	—	(1)	(55)	103.8%	(107)	NM
Gain on sale of Visa shares	(80)	—	—	—	—	(80)	NM	(80)	NM
Leveraged lease termination gains	(189)	(323)	—	—	—	134	-41.5%	(189)	NM
Gain on extinguishment of debt	(61)	—	—	—	—	(61)	NM	(61)	NM
Impairment (recapture) of MSR’s	—	—	99	11	(67)	—	NM	67	NM
FDIC special assessment	64	—	—	—	—	64	NM	64	NM
Securities impairment, net	69	3	13	9	1	66	NM	68	NM
Merger-related charges	—	—	—	25	100	0	NM	(100)	NM
Goodwill impairment	—	—	6,000	—	—	0	NM	—	NM

Total adjustments	(305)	(373)	6,112	45	33	68	-18.2%	(338)	NM

Adjusted PPNR	$494	$444	$465	$558	$615	$50	11.3%	$(121)	-19.7%

(1)	Certain amounts in the prior periods have been reclassified to reflect current period presentation

•	Adjusted PPNR increased 11% linked quarter.

FINANCIAL SUPPLEMENT TO

SECOND QUARTER 2009 EARNINGS RELEASE

Non-Interest Income and Expense from Continuing Operations (1)

Non-Interest Income and Expense

Non-Interest Income

($ amounts in millions)	2Q09	1Q09	4Q08	3Q08	2Q08	2Q09 vs. 1Q09		2Q09 vs. 2Q08
Service charges on deposit accounts	$288	$269	$288	$294	$294	$19	7.1%	$(6)	-2.0%
Brokerage, investment banking and capital markets	263	217	241	241	272	46	21.2%	(9)	-3.3%
Mortgage income	64	73	34	33	25	(9)	-12.3%	39	156.0%
Trust department income	48	46	52	66	59	2	4.3%	(11)	-18.6%
Securities gains, net	108	53	—	—	1	55	103.8%	107	NM
Insurance income	27	28	26	26	27	(1)	-3.6%	—	NM
Leveraged lease termination gains	189	323	—	—	—	(134)	-41.5%	189	NM
Visa shares sale gain	80	—	—	—	—	80	NM	80	NM
Gain on early extinguishment of debt	61	—	—	—	—	61	NM	61	NM
Other	71	57	61	59	66	14	24.6%	5	7.6%

Total non-interest income	$1,199	$1,066	$702	$719	$744	$133	12.5%	$455	61.2%

Non-Interest Expense (2)

($ amounts in millions)	2Q09	1Q09	4Q08	3Q08	2Q08	2Q09 vs. 1Q09		2Q09 vs. 2Q08
Salaries and employee benefits	$586	$539	$562	$527	$552	$47	8.7%	$34	6.2%
Net occupancy expense	112	107	114	110	109	5	4.7%	3	2.8%
Furniture and equipment expense	78	76	79	88	82	2	2.6%	(4)	-4.9%
Impairment (recapture) of MSR’s	—	—	99	11	(67)	—	NM	67	-100.0%
Professional fees	50	53	74	52	49	(3)	-5.7%	1	2.0%
Marketing expense	20	17	21	23	19	3	17.6%	1	5.3%
Amortization of core deposit intangible	30	31	32	33	34	(1)	-3.2%	(4)	-11.8%
Amortization of MSR’s	—	—	16	13	22	—	NM	(22)	-100.0%
Other real estate owned expense	24	26	32	44	20	(2)	-7.7%	4	20.0%
Other-than-temporary impairments, net	69	3	13	9	1	66	NM	68	NM
FDIC premiums - special assessment	64	—	—	—	—	64	NM	64	NM
FDIC premiums	43	10	6	4	2	33	NM	41	NM
Other	155	196	225	189	218	(41)	-20.9%	(63)	-28.9%

Total non-interest expense, excluding merger and goodwill impairment charges	1,231	1,058	1,273	1,103	1,041	173	16.4%	190	18.3%
Merger-related charges	—	—	—	25	100	—	NM	(100)	-100.0%
Goodwill impairment charge	—	—	6,000	—	—	—	NM	—	NM

Total non-interest expense	$1,231	$1,058	$7,273	$1,128	$1,141	$173	16.4%	$90	7.9%

(1)	Certain amounts in prior periods have been reclassified to reflect current period presentation

(2)	Individual expense categories are presented excluding merger-related charges and goodwill impairment, which are presented in separate line items in the above table

•	Service charges increased $19 million linked quarter, largely reflecting higher customer transaction volumes, new account growth and seasonality

•	Brokerage, investment banking and capital markets income increased 21% linked quarter, primarily reflecting strong fixed income results and an improved equity market environment

•

Mortgage income remained strong, declining only $9 million after a record first quarter. Refinance activity remained solid, although moderating slightly, in the second quarter with the continuation of a relatively favorable mortgage rate environment.

•

2Q09 reflects both the sale of approximately $1.4 billion of agency debentures ($108 million gain) and the sale of Visa shares ($80 million gain). The proceeds from the sale of the agency debentures were reinvested in U.S. Government Agency mortgage-backed securities classified as available for sale, as part of Regions’ asset/liability management strategy.

•

1Q09 securities gains reflect sale of approximately $656 million of U.S. Treasury securities with the proceeds reinvested in U.S. government agency mortgage-backed securities classified as available for sale, as part of Regions’ asset/liability management strategy

•

Leveraged lease termination gains reflect revenue recorded as a result of Regions unwinding certain leveraged lease transactions. These amounts totaled $189 million in 2Q09 and $323 million in 1Q09; however these amounts were offset by $196 million and $315 million in increased tax expense, respectively, resulting in a nominal impact to net income.

•

On January 1, 2009, Regions began accounting for mortgage servicing rights at fair market value with any changes to fair value being recorded within mortgage income. Regions also entered into derivative transactions to mitigate the impact of market value fluctuations. Therefore, beginning in 1Q09 there is no expense for MSR impairment or amortization of MSRs.

•	Salaries and employee benefits increased $47 million linked quarter, or 9%, mainly reflecting higher commissions and incentives tied to the increase in brokerage income.

•	2Q09 non-interest expense was negatively impacted by higher FDIC insurance expenses, including a $64 million special assessment, and $69 million of securities valuation charges.

FINANCIAL SUPPLEMENT TO

SECOND QUARTER 2009 EARNINGS RELEASE

Morgan Keegan

Morgan Keegan

Summary Income Statement (excluding merger-related charges) (1)

($ amounts in millions)	2Q09	1Q09	4Q08	3Q08	2Q08	2Q09 vs. 1Q09		2Q09 vs. 2Q08
Revenues:
Commissions	$48	$49	$56	$61	$65	$(1)	-2.0%	$(16)	-25.0%
Principal transactions	122	94	98	46	55	28	29.8%	69	130.2%
Investment banking	56	33	43	41	71	22	64.7%	(15)	-21.1%
Interest	19	22	29	37	43	(3)	-14.3%	(9)	-33.3%
Trust fees and services	44	41	45	61	53	13	31.7%	(3)	-5.3%
Investment advisory	32	29	50	49	54	3	10.3%	(23)	-41.8%
Other	16	7	13	8	9	—	0.0%	(6)	-46.2%

Total revenues	337	275	334	303	350	62	22.5%	(3)	-0.9%
Expenses:
Interest expense	5	6	14	20	21	(1)	-16.7%	(7)	-58.3%
Non-interest expense	285	248	277	234	268	37	14.9%	18	6.7%

Total expenses	290	254	291	254	289	36	14.2%	11	3.9%

Income before income taxes	47	21	43	49	61	26	123.8%	(14)	-23.0%
Income taxes	17	8	15	18	23	9	112.5%	(6)	-26.1%

Net income	$30	$13	$28	$31	$38	$17	130.8%	$(8)	-21.1%

Breakout of Revenue by Division

($ amounts in millions)	Private Client	Fixed- Income Capital Markets	Equity Capital Markets	Regions MK Trust	Asset Management	Interest & Other
Three months ended June 30, 2009
$ amount of revenue	$78	$120	$26	$49	$43	$21
% of gross revenue	23.2%	35.5%	7.6%	14.6%	12.7%	6.4%

Three months ended March 31, 2009
$ amount of revenue	$74	$105	$12	$48	$31	$5
% of gross revenue	26.9%	38.4%	4.5%	17.4%	11.4%	1.4%

Six months ended June 30, 2009
$ amount of revenue	$152	$225	$38	$97	$74	$26
% of gross revenue	24.8%	36.8%	6.2%	15.9%	12.1%	4.2%

Six months ended June 30, 2008
$ amount of revenue	$176	$187	$81	$111	$85	$64
% of gross revenue	25.0%	26.6%	11.5%	15.8%	12.1%	9.0%

(1)	Certain amounts in the prior periods have been reclassified to reflect current period presentation

•	Fixed Income Capital Markets revenue remained strong, improving on a linked quarter basis due to a larger volume of deals brought to the market

•	Equity Capital Markets revenue benefited in 2Q09 from an increase of market activity and the recent addition of Revolution Partners

•	48,300 new accounts opened year-to-date, up 26 percent compared to the previous six months

FINANCIAL SUPPLEMENT TO

SECOND QUARTER 2009 EARNINGS RELEASE

Credit Quality (1)

Credit Quality

	As of and for Quarter Ended
($ in millions)	6/30/09	3/31/09	12/31/08	9/30/08	6/30/08
Allowance for credit losses (ACL)	$2,335	$1,935	$1,900	$1,546	$1,536
Provision for loan losses	$912	$425	$1,150	$417	$309
Provision for unfunded credit losses	$(21)	$—	$(1)	$9	$9
Net loans charged-off:*
Commercial and industrial	$84	$58	$73	$51	$26
Commercial real estate - non-owner-occupied	90	87	245	50	23
Commercial real estate - owner-occupied	15	12	32	9	9
Construction - non-owner-occupied	111	66	301	194	46
Construction - owner-occupied	3	4	4	5	—
Residential first mortgage	51	39	41	18	12
Home equity	113	95	69	63	73
Indirect	11	16	15	10	8
Other consumer	13	13	16	16	12

Total	$491	$390	$796	$416	$209

Net loan charge-offs as a % of average loans, annualized*
Commercial and industrial	1.49%	1.02%	1.20%	0.89%	0.47%
Commercial real estate - non-owner-occupied	2.23%	2.30%	6.80%	1.45%	0.68%
Commercial real estate - owner-occupied	0.51%	0.42%	1.10%	0.31%	0.32%
Construction - non-owner-occupied	5.94%	3.18%	12.20%	7.83%	1.95%
Construction - owner-occupied	1.00%	1.06%	0.89%	0.90%	0.00%
Residential first mortgage	1.31%	1.02%	1.05%	0.45%	0.28%
Home equity	2.85%	2.38%	1.72%	1.59%	1.94%
Indirect	1.31%	1.74%	1.43%	0.96%	0.80%
Other consumer	4.78%	4.70%	4.38%	3.21%	2.33%

Total	2.06%	1.64%	3.19%	1.68%	0.86%

Non-accrual loans	$2,618	$1,641	$1,052	$1,441	$1,410
Foreclosed properties	439	294	243	201	211

Non-performing assets, excluding loans held for sale	$3,057	$1,935	$1,295	$1,642	$1,621
Non-performing assets held for sale	371	393	423	129	8

Non-performing assets (NPAs)	$3,428	$2,328	$1,718	$1,771	$1,629

Loans past due > 90 days*	$613	$782	$554	$457	$432
Restructured loans not included in categories above	$1,178	$737	$455	$139	$102
Credit Ratios:
ACL/Loans, net	2.43%	2.02%	1.95%	1.57%	1.56%
ALL/Loans, net	2.37%	1.94%	1.87%	1.49%	1.50%
NPAs (ex. 90+ past due)/Loans and foreclosed properties	3.55%	2.43%	1.76%	1.79%	1.65%
NPAs (ex. 90+ past due)/Loans and foreclosed properties - excludes loans held for sale	3.17%	2.02%	1.33%	1.66%	1.65%
NPAs (inc. 90+ past due)/Loans and foreclosed properties	4.18%	3.24%	2.33%	2.25%	2.09%
NPAs (inc. 90+ past due)/Loans and foreclosed properties - excludes loans held for sale	3.80%	2.83%	1.89%	2.12%	2.08%

*	See pages 14-17 for loan portfolio (risk view) breakout

Allowance for Credit Losses

($ amounts in millions)	Six Months Ended June 30
	2009	2008
Balance at beginning of year	$1,900	$1,379
Net loans charged-off	(881)	(335)
Allowance allocated to sold loans	—	(5)
Provision for loan losses	1,337	490
Provision for unfunded credit commitments	(21)	7

Balance at end of period	$2,335	$1,536

Components:
Allowance for loan losses	$2,282	$1,471
Reserve for unfunded credit commitments	53	65

Allowance for credit losses	$2,335	$1,536

(1)	Certain amounts in prior periods have been reclassified to reflect current period presentation

FINANCIAL SUPPLEMENT TO

SECOND QUARTER 2009 EARNINGS RELEASE

Loan Portfolio - Risk View

Total Loan Portfolio

($ in millions)	Ending Balance					% of Total Loans
	2Q09	1Q09	4Q08	3Q08	2Q08	2Q09	1Q09	4Q08	3Q08	2Q08
Commercial
Commercial and Industrial/Leases	$20,003	$18,853	$19,581	$19,221	$18,953	21%	20%	20%	19%	19%
Commercial Real Estate - Owner-Occupied Mortgages	5,573	5,147	4,780	4,646	4,612	6%	5%	5%	5%	5%

Total Commercial	25,576	24,000	24,361	23,867	23,565	27%	25%	25%	24%	24%
Commercial Real Estate
CRE - Non-Owner-Occupied Mortgages	13,034	12,425	10,732	10,306	9,780	14%	13%	11%	11%	9%
Non-Owner Occupied Construction	6,961	7,316	8,624	9,325	8,887	7%	8%	9%	10%	10%
Owner Occupied Construction	807	1,023	1,235	1,353	1,971	1%	1%	1%	1%	2%

Construction	7,768	8,339	9,859	10,678	10,859	8%	9%	10%	11%	11%

Total Commercial Real Estate	20,802	20,765	20,591	20,984	20,639	22%	22%	21%	22%	21%
Business and Community Banking
Commercial and Industrial	3,616	3,732	4,015	4,290	4,289	4%	4%	4%	4%	4%
Commercial Real Estate - Owner-Occupied Mortgages	6,709	6,779	6,942	6,923	6,665	7%	7%	7%	7%	7%
CRE - Non-Owner-Occupied Mortgages	3,385	3,543	3,754	3,845	3,863	4%	4%	4%	4%	4%
Non-Owner Occupied Construction	202	295	405	485	591	0%	0%	0%	0%	0%
Owner Occupied Construction	253	305	370	457	552	0%	0%	0%	0%	0%

Construction	455	600	775	942	1,143	0%	1%	1%	1%	1%

Total Business and Community Banking	14,165	14,654	15,486	16,000	15,960	15%	15%	16%	16%	16%
Residential First Mortgage
Alt-A	2,359	2,451	2,549	2,615	2,660	2%	2%	2%	2%	3%
Residential First Mortgage	13,205	13,227	13,290	13,576	13,804	14%	14%	14%	14%	14%

Total Residential First Mortgage	15,564	15,678	15,839	16,191	16,464	16%	16%	16%	16%	17%
Consumer
Home Equity Lending	15,796	16,023	16,130	15,849	15,447	16%	17%	17%	16%	16%
Indirect Lending	3,099	3,464	3,854	4,211	4,145	3%	4%	4%	4%	4%
Direct Lending	786	783	826	873	928	1%	1%	1%	1%	1%
Other Consumer	361	319	332	737	1,120	0%	0%	0%	1%	1%

Total Other Consumer	20,042	20,590	21,142	21,670	21,640	20%	22%	22%	22%	22%

Total Loans	$96,149	$95,686	$97,419	$98,712	$98,267	100%	100%	100%	100%	100%

FINANCIAL SUPPLEMENT TO

SECOND QUARTER 2009 EARNINGS RELEASE

Loan Portfolio - Risk View

Net Charge-offs

($ in millions)	Net Charge-offs (1)					% of Loans* (1)
	2Q09	1Q09	4Q08	3Q08	2Q08	2Q09	1Q09	4Q08	3Q08	2Q08
Commercial
Commercial and Industrial/Leases	$46	$27	$43	$28	$7	0.97%	0.57%	0.86%	0.61%	0.16%
Commercial Real Estate - Owner-Occupied Mortgages	14	10	26	8	8	1.06%	0.86%	2.21%	0.72%	0.70%

Total Commercial	60	37	69	36	15	0.99%	0.63%	1.11%	0.63%	0.27%
Commercial Real Estate
CRE - Non-Owner-Occupied Mortgages	88	83	241	49	22	2.80%	2.91%	9.14%	2.11%	0.99%
Non-Owner Occupied Construction	110	66	300	189	45	6.08%	3.30%	12.77%	7.52%	n/a
Owner Occupied Construction	3	3	4	5	—	1.32%	1.08%	1.08%	1.06%	n/a

Construction	113	69	304	194	45	5.54%	3.02%	11.30%	6.50%	1.55%

Total Commercial Real Estate	201	152	545	243	67	3.88%	2.96%	10.23%	4.58%	1.31%
Business and Community Banking
Commercial and Industrial	38	31	30	23	19	4.16%	3.23%	2.84%	2.12%	1.78%
Commercial Real Estate - Owner-Occupied Mortgages	1	2	6	1	1	0.08%	0.11%	0.36%	0.06%	0.07%
CRE - Non-Owner-Occupied Mortgages	2	4	4	1	1	0.15%	0.39%	0.35%	0.15%	0.06%
Non-Owner Occupied Construction	1	—	1	5	1	1.13%	0.45%	0.67%	2.76%	n/a
Owner Occupied Construction	—	1	—	—	—	0.55%	0.99%	0.34%	0.10%	n/a

Construction	1	1	1	5	1	0.82%	0.72%	0.51%	1.38%	0.30%

Total Business and Community Banking	42	38	41	30	22	1.16%	1.01%	1.02%	0.75%	0.55%
Residential First Mortgage
Alt-A	17	13	6	4	3	2.91%	2.20%	1.03%	0.60%	0.45%
Residential First Mortgage	34	26	35	14	9	1.02%	0.80%	1.05%	0.42%	0.25%

Total Residential First Mortgage	51	39	41	18	12	1.31%	1.02%	1.05%	0.45%	0.28%
Consumer
Home Equity Lending	113	95	69	63	73	2.85%	2.38%	1.72%	1.59%	1.94%
Indirect Lending	11	16	15	10	8	1.31%	1.74%	1.43%	0.96%	0.80%
Direct Lending	3	2	3	3	3	1.59%	1.14%	1.61%	1.33%	1.11%
Other Consumer	10	11	13	13	9	12.00%	13.43%	8.24%	4.76%	3.41%

Total Other Consumer	137	124	100	89	93	2.71%	2.40%	1.85%	1.62%	1.76%

Total Loans	$491	$390	$796	$416	$209	2.06%	1.64%	3.19%	1.68%	0.86%

*	Percentage of related loan category outstandings

(1)	Information prior to 4Q08 does not reflect reclassifications between various Commercial Real Estate and Business and Community Banking categories

FINANCIAL SUPPLEMENT TO

SECOND QUARTER 2009 EARNINGS RELEASE

Loan Portfolio - Risk View

90+ Days Past Due Loans

	90+ Past Due (1)					% of Loans* (1)
($ in millions)	2Q09	1Q09	4Q08	3Q08	2Q08	2Q09	1Q09	4Q08	3Q08	2Q08
Commercial
Commercial and Industrial/Leases	$5	$28	$2	$2	$4	0.02%	0.15%	0.01%	0.01%	0.02%
Commercial Real Estate - Owner-Occupied	7	8	7	—	2	0.12%	0.16%	0.15%	0.00%	0.04%

Total Commercial	12	36	9	2	6	0.05%	0.15%	0.04%	0.01%	0.03%
Commercial Real Estate
CRE - Non-Owner-Occupied Mortgages	36	62	7	8	4	0.27%	0.50%	0.07%	0.08%	0.04%
Non-Owner Occupied Construction	12	29	11	—	15	0.17%	0.40%	0.13%	0.00%	0.17%
Owner Occupied Construction	3	3	2	4	2	0.38%	0.29%	0.16%	0.30%	0.10%

Construction	15	32	13	4	17	0.19%	0.38%	0.13%	0.04%	0.16%

Total Commercial Real Estate	51	94	20	12	21	0.24%	0.45%	0.10%	0.06%	0.10%
Business and Community Banking
Commercial and Industrial	9	14	12	8	7	0.25%	0.38%	0.30%	0.19%	0.16%
Commercial Real Estate - Owner-Occupied Mortgages	11	15	6	5	6	0.16%	0.22%	0.09%	0.07%	0.09%
CRE - Non-Owner-Occupied Mortgages	10	6	5	3	5	0.29%	0.18%	0.13%	0.08%	0.13%
Non-Owner Occupied Construction	1	0	1	1	—	0.49%	0.13%	0.25%	0.21%	0.00%
Owner Occupied Construction	—	1	—	3	—	0.00%	0.21%	0.00%	0.66%	0.00%

Construction	1	1	1	4	—	0.22%	0.17%	0.13%	0.42%	0.00%

Total Business and Community Banking	30	36	24	20	18	0.21%	0.25%	0.15%	0.13%	0.11%
Residential First Mortgage
Alt-A	128	129	109	96	79	5.43%	5.26%	4.28%	3.67%	2.97%
Residential First Mortgage	232	230	163	144	131	1.76%	1.74%	1.23%	1.06%	0.95%

Total Residential First Mortgage	360	359	272	240	210	2.32%	2.29%	1.72%	1.48%	1.28%
Consumer
Home Equity Lending	148	244	214	173	167	0.94%	1.52%	1.33%	1.09%	1.08%
Indirect Lending	5	6	8	4	5	0.15%	0.16%	0.21%	0.09%	0.12%
Direct Lending	2	3	3	3	2	0.21%	0.38%	0.36%	0.34%	0.22%
Other Consumer	5	4	4	3	3	1.33%	1.13%	1.20%	0.41%	0.27%

Total Other Consumer	160	257	229	183	177	0.80%	1.25%	1.08%	0.84%	0.82%

Total Loans	$613	$782	$554	$457	$432	0.64%	0.82%	0.57%	0.46%	0.44%

*	Percentage of related loan category outstandings

(1)	Information prior to 4Q08 does not reflect reclassifications between various Commercial Real Estate and Business and Community Banking categories

FINANCIAL SUPPLEMENT TO

SECOND QUARTER 2009 EARNINGS RELEASE

Loan Portfolio - Risk View

Non-accrual Loans

	Non-accrual loans (excludes held for sale) (1)					% of Loans* (1)
($ in millions)	2Q09	1Q09	4Q08	3Q08	2Q08	2Q09	1Q09	4Q08	3Q08	2Q08
Commercial
Commercial and Industrial/Leases	$300	$187	$118	$162	$133	1.50%	0.99%	0.60%	0.84%	0.70%
Commercial Real Estate - Owner-Occupied	257	190	131	149	138	4.60%	3.69%	2.74%	3.21%	2.99%

Total Commercial	557	377	249	311	271	2.18%	1.57%	1.02%	1.30%	1.15%
Commercial Real Estate
CRE - Non-Owner-Occupied Mortgages	759	437	261	353	275	5.82%	3.52%	2.43%	3.43%	2.81%
Non-Owner Occupied Construction	864	493	269	518	640	12.41%	6.73%	3.12%	5.55%	7.20%
Owner Occupied Construction	44	29	23	27	29	5.45%	2.81%	1.86%	2.00%	1.47%

Construction	908	522	292	546	669	11.69%	6.25%	2.96%	5.11%	6.16%

Total Commercial Real Estate	1,667	959	553	899	944	8.01%	4.62%	2.69%	4.28%	4.57%
Business and Community Banking
Commercial and Industrial	83	73	57	53	49	2.30%	1.95%	1.42%	1.24%	1.14%
Commercial Real Estate - Owner-Occupied Mortgages	115	81	66	48	38	1.71%	1.20%	0.95%	0.69%	0.57%
CRE - Non-Owner-Occupied Mortgages	52	38	31	25	18	1.55%	1.06%	0.83%	0.65%	0.47%
Non-Owner Occupied Construction	5	5	4	4	3	2.32%	1.65%	0.99%	0.82%	0.51%
Owner Occupied Construction	1	2	2	5	4	0.47%	0.54%	0.54%	1.09%	0.72%

Construction	6	7	6	9	7	1.29%	1.09%	0.77%	0.96%	0.61%

Total Business and Community Banking	256	199	160	135	112	1.81%	1.36%	1.03%	0.84%	0.70%
Residential First Mortgage
Alt-A	51	39	31	24	20	2.16%	1.59%	1.22%	0.92%	0.75%
Residential First Mortgage	85	63	55	70	50	0.64%	0.48%	0.41%	0.52%	0.36%

Total Residential First Mortgage	136	102	86	94	70	0.87%	0.65%	0.54%	0.58%	0.43%
Consumer
Home Equity Lending	2	4	4	2	13	0.01%	0.03%	0.02%	0.01%	0.08%
Indirect Lending	—	—	—	—	—	0.00%	0.00%	0.00%	0.00%	0.00%
Direct Lending	—	—	—	—	—	0.00%	0.00%	0.00%	0.00%	0.00%
Other Consumer	—	—	—	—	—	0.00%	0.00%	0.00%	0.00%	0.00%

Total Other Consumer	2	4	4	2	13	0.01%	0.02%	0.02%	0.01%	0.06%

Total Loans	$2,618	$1,641	$1,052	$1,441	$1,410	2.72%	1.71%	1.08%	1.46%	1.43%

*	Percentage of related loan category outstandings

(1)	Information prior to 4Q08 does not reflect reclassifications between various Commercial Real Estate and Business and Community Banking categories

FINANCIAL SUPPLEMENT TO

SECOND QUARTER 2009 EARNINGS RELEASE

Diversified Loan Portfolio - $96.1 Billion (as of 6/30/09)

FINANCIAL SUPPLEMENT TO

SECOND QUARTER 2009 EARNINGS RELEASE

Commercial Real Estate Non-Owner Occupied Mortgages and Construction - $23.6 Billion (as of 6/30/09) (shaded portion represents Business & Community Banking)

Commercial Real Estate Non-Owner Occupied Construction - $7.2 Billion (as of 6/30/09) (shaded portion represents Business & Community Banking)

•	Portfolio well-diversified by product type

•

Includes $3.6 billion in Business and Community Banking Non-Owner Occupied Commercial Real Estate Loans which have different risk characteristics. They are underwritten not on a project basis but on the strength of the individual.

•	Proactively reducing certain concentrations

•	Land balances down $2.8 billion (45%) since December 2006

•	Condominium balances down $1.5 billion (68%) since December 2006

FINANCIAL SUPPLEMENT TO

SECOND QUARTER 2009 EARNINGS RELEASE

Residential Homebuilder Portfolio - $3.8 billion (as of 6/30/09) (1)

Portfolio Breakout by Category

($ in millions)

Geographic Breakout

[1]        Central consists of Alabama, Georgia, and South Carolina

[2]        Midsouth consists of North Carolina, Virginia, Tennessee, Indiana, Illinois, Missouri, Iowa and Kentucky

[3]        Southwest consists of Louisiana, Mississippi, Texas and Arkansas

Product Breakout

($ in millions - except for average note size)

	Lots		Residential Presold		Residential Spec		Land		National Homebuilders/Other		Total Portfolio
	$	%*	$	%*	$	%*	$	%*	$	%*	$	%*
Ending Outstandings	908		252		1,098		1,273		255		3,786
Current Quarter Charge-offs	25	10.56%	3	4.13%	18	6.55%	36	10.76%	2	2.70%	84	8.53%
90+ Past Due	3	0.32%	—	0.00%	3	0.31%	8	0.59%	—	0.00%	14	0.36%
Non-Accruing Loans	156	17.23%	80	31.66%	215	19.58%	245	19.22%	75	29.49%	771	20.37%
Average Note Size (in thousands):
Total Portfolio	247	—	323	—	275	—	724	—	1,288	—	364	—
Central	232	—	167	—	194	—	724	—	529	—	291	—
Florida	502	—	1,181	—	658	—	1,646	—	285	—	878	—

*	Percentage of related product outstandings; charge-offs shown as annualized, and calculated on an average outstandings balance

•	Average note size of the homebuilder portfolio is $363,990

•	Non-accruing loans represent 20.4% of the total homebuilder portfolio with the highest concentrations in the Florida and Central (mainly Atlanta) regions

•

$3.8 billion residential homebuilder portfolio is a subset of the Commercial Real Estate portfolio (p. 19) with the majority of the residential homebuilder portfolio found in land and single family sectors

(1)	Excludes loans held for sale

FINANCIAL SUPPLEMENT TO

SECOND QUARTER 2009 EARNINGS RELEASE

Consumer Real Estate - $31.4 billion (as of 6/30/09)

	Outstandings*	Wgtd Avg. LTV	Wgtd Avg. FICO	Avg. Loan Size	% in 1st Lien
Home Equity Lending	$15,796	74%	738	$74,725	42%
Residential 1st Mortgage	13,205	66%	728	173,403	99%
Alt-A	2,359	70%	705	178,148	100%

Total Consumer RE Portfolio	$31,360	70%	732	$120,887	71%

*	$ in millions

FINANCIAL SUPPLEMENT TO

SECOND QUARTER 2009 EARNINGS RELEASE

Home Equity Lending Net Charge-off Analysis

		2Q09			1Q09			4Q08			3Q08			2Q08
($ in millions)		1st Lien	2nd Lien	Total	1st Lien	2nd Lien	Total	1st Lien	2nd Lien	Total	1st Lien	2nd Lien	Total	1st Lien	2nd Lien	Total
Florida	Net Charge-off %*	2.44%	7.89%	5.85%	3.07%	5.99%	4.91%	1.71%	4.37%	3.40%	1.48%	4.28%	3.28%	1.37%	4.74%	3.55%
	$ Losses	$13.2	$72.0	$85.2	$16.4	$54.6	$71.0	$8.9	$39.9	$48.8	$7.2	$37.8	$45.0	$6.3	$40.2	$46.5
	Balance	$2,171.3	$3,624.8	$5,796.1	$2,169.9	$3,677.5	$5,847.4	$2,121.6	$3,662.9	$5,784.5	$1,994.6	$3,578.8	$5,573.4	$1,922.2	$3,448.0	$5,370.2
	Original LTV	65.4%	76.2%	72.2%

All Other States	Net Charge-off %*	0.63%	1.50%	1.11%	0.52%	1.27%	0.93%	0.52%	1.00%	0.79%	0.39%	0.93%	0.69%	0.60%	1.47%	1.08%
	$ Losses	$7.2	$20.7	$27.9	$5.9	$17.7	$23.6	$6.0	$14.4	$20.4	$4.4	$13.1	$17.5	$6.7	$20.2	$26.9
	Balance	$4,508.6	$5,491.6	$10,000.2	$4,569.4	$5,606.6	$10,176.0	$4,624.0	$5,721.7	$10,345.7	$4,584.2	$5,691.4	$10,275.6	$4,524.2	$5,552.2	$10,076.5
	Original LTV	67.9%	79.9%	74.4%

Totals	Net Charge-off %*	1.22%	4.04%	2.85%	1.34%	3.14%	2.38%	0.89%	2.31%	1.72%	0.72%	2.22%	1.59%	0.83%	2.72%	1.94%
	$ Losses	$20.4	$92.6	$113.1	$22.3	$72.3	$94.6	$14.9	$54.3	$69.2	$11.6	$50.9	$62.5	$13.0	$60.4	$73.4
	Balance	$6,679.9	$9,116.4	$15,796.3	$6,739.3	$9,284.1	$16,023.4	$6,745.6	$9,384.6	$16,130.2	$6,578.8	$9,270.2	$15,849.0	$6,446.4	$9,000.2	$15,446.7
	Original LTV	67.1%	78.4%	73.5%

•	23% Florida second lien concentration driving results

•	Second lien, Florida net charge-offs represent 64% of 2Q09 net charge-offs but just 23% of outstanding balances

•	Net charge-offs in Florida approximately 5.3 times non-Florida net charge-off rate

•	Origination quality solid with an average FICO of 738 and an average LTV of 74%; Property value declines driving losses

90+ DELINQUENCY

Notes: *	Recoveries are pro-rated based on charge-off balances.

*	Net Charge-off percentages are calculated on average balances.

*	Balances shown on an ending basis. Net loss rates calculated using average balances

*	Original LTVs shown for current period only; prior period LTVs not materially different

FINANCIAL SUPPLEMENT TO

SECOND QUARTER 2009 EARNINGS RELEASE

Additional Financial and Operational Data

	6/30/09	3/31/09	12/31/08	9/30/08	6/30/08
Associate headcount	29,838	30,613	30,784	30,673	31,564
Total branch outlets	1,899	1,904	1,900	1,940	1,936
ATMs	2,321	2,322	2,336	2,361	2,410
Morgan Keegan offices	324	328	332	360	378

FINANCIAL SUPPLEMENT TO

SECOND QUARTER 2009 EARNINGS RELEASE

Reconciliation to GAAP Financial Measures

The table below presents computations of earnings and certain other financial measures excluding discontinued operations, merger charges and goodwill impairment charges (non-GAAP). Merger and goodwill impairment charges are included in financial results presented in accordance with generally accepted accounting principles (GAAP). Regions believes the exclusion of merger and goodwill impairment charges in expressing earnings and certain other financial measures, including “earnings per common share from continuing operations, excluding merger and goodwill impairment charges” and “return on average tangible common equity, excluding discontinued operations, merger and goodwill impairment charges”, provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business, because management does not consider merger and goodwill impairment charges to be relevant to ongoing operating results. Management and the Board of Directors utilize these non-GAAP financial measures for the following purposes: preparation of Regions’ operating budgets; calculation of performance-based annual incentive bonuses for certain executives; calculation of performance-based multi-year incentive bonuses for certain executives; monthly financial performance reporting, including segment reporting; monthly close-out “flash” reporting of consolidated results (management only); and presentations to investors of company performance. Regions believes that presenting these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management and the Board of Directors. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. To mitigate these limitations, Regions has policies in place to address expenses that qualify as merger and goodwill impairment charges and procedures in place to approve and segregate merger and goodwill impairment charges from other normal operating expenses to ensure that the Company’s operating results are properly reflected for period-to-period comparisons. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes merger and goodwill impairment charges does not represent the amount that effectively accrues directly to stockholders (i.e., merger and goodwill impairment charges are a reduction to earnings and stockholders’ equity).

		As of and for Quarter Ended
($ amounts in millions, except per share data)		06/30/09	03/31/09	12/31/08	09/30/08	06/30/08
INCOME
Income (loss) from continuing operations (GAAP)		$(188)	$77	$(6,218)	$90	$206
Preferred stock expense (GAAP)		(56)	(51)	(26)	—	—

Income (loss) from continuing operations available to common shareholders (GAAP)		(244)	26	(6,244)	90	206

Loss from discontinued operations, net of tax (GAAP)		—	—	—	(11)	—

Net income (loss) available to common shareholders (GAAP)	A	$(244)	$26	$(6,244)	$79	$206

Income (loss) from continuing operations available to common shareholders (GAAP)		$(244)	$26	$(6,244)	$90	$206
Merger-related charges, pre-tax
Salaries and employee benefits		—	—	—	25	47
Net occupancy expense		—	—	—	—	2
Furniture and equipment expense		—	—	—	—	5
Other		—	—	—	—	46

Total merger-related charges, pre-tax		—	—	—	25	100
Merger-related charges, net of tax		—	—	—	16	62
Goodwill impairment		—	—	6,000	—	—

Income (loss) from continuing operations available to common shareholders, excluding merger and goodwill impairment charges (non-GAAP)	B	$(244)	$26	$(244)	$106	$268

Weighted-average diluted shares	C	876	694	693	696	696
Earnings (loss) per common share - diluted (GAAP)	A/C	$(0.28)	$0.04	$(9.01)	$0.11	$0.30

Earnings (loss) per common share from continuing operations, excluding merger and goodwill impairment charges- diluted (non-GAAP)	B/C	$(0.28)	$0.04	$(0.35)	$0.15	$0.39

FINANCIAL SUPPLEMENT TO

SECOND QUARTER 2009 EARNINGS RELEASE

Reconciliation to GAAP Financial Measures (Continued)

The following tables provide calculations of “return on average tangible common stockholders’ equity”, end of period “tangible common stockholders’ equity” ratios and a reconciliation of stockholders’ equity (GAAP) to Tier 1 capital (regulatory) and to “Tier 1 common equity” (non-GAAP). Tangible common stockholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Traditionally, the Federal Reserve and other banking regulatory bodies have assessed a bank’s capital adequacy based on Tier 1 capital, the calculation of which is codified in federal banking regulations. In connection with the SCAP, these regulators began supplementing their assessment of the capital adequacy of a bank based on a variation of Tier 1 capital, known as Tier 1 common equity. While not codified, analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common stockholders’ equity and/or the Tier 1 common equity measure. Because tangible common stockholders’ and Tier 1 common equity are not formally defined by GAAP or codified in the federal banking regulations, these measures are considered to be non-GAAP financial measures and other entities may calculate them differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders’ equity and Tier 1 common equity, we believe that it is useful to provide investors the ability to assess Regions’ capital adequacy on these same bases.

Tier 1 common equity is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a bank’s balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk-weighted category. The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the Tier 1 capital ratio. Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity. Tier 1 common equity is also divided by the risk-weighted assets to determine the Tier 1 common equity ratio. The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements.

		As of and for Quarter Ended
		06/30/09	03/31/09	12/31/08	09/30/08	06/30/08
RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS’ EQUITY
Average stockholders’ equity (GAAP)		$17,494	$16,710	$20,410	$19,714	$19,782
Less: Average intangible assets (GAAP)		6,138	6,168	11,086	12,195	12,221
Average preferred equity (GAAP)		3,421	3,311	1,690	—	—

Average tangible common stockholders’ equity (non-GAAP)	D	$7,935	$7,231	$7,634	$7,519	$7,561
Return on average tangible common stockholders’ equity (1)	A/D	-12.34%	1.43%	NM	4.20%	10.98%

Return on average tangible common stockholders’ equity, ex. discontinued operations, merger and goodwill impairment charges (non-GAAP) (1)	B/D	-12.34%	1.43%	NM	5.59%	14.29%

TANGIBLE COMMON RATIOS
Stockholders’ equity (GAAP)		$18,737	$16,817	$16,813	$19,705	$19,708
Less: Intangible assets (GAAP)		6,124	6,154	6,186	12,204	12,224
Preferred equity (GAAP)		3,603	3,316	3,307	—	—

Tangible common stockholders’ equity (non-GAAP)	E	$9,010	$7,347	$7,320	$7,501	$7,484
Total assets (GAAP)		$142,811	$141,980	$146,248	$144,292	$144,436
Less: Intangible assets (GAAP)		6,124	6,154	6,186	12,204	12,224

Tangible assets (non-GAAP)	F	$136,687	$135,826	$140,062	$132,088	$132,212
Actual shares outstanding—end of quarter	G	1,188	695	691	692	695
Tangible common stockholders’ equity to tangible assets (non-GAAP)	E/F	6.59%	5.41%	5.23%	5.69%	5.67%
Tangible common book value per share (non-GAAP)	E/G	$7.58	$10.57	$10.59	$10.84	$10.77
TIER 1 COMMON RISK-BASED RATIO (2)
Stockholders’ equity (GAAP)		$18,737	$16,817	$16,813	$19,705	$19,708
Accumulated other comprehensive income (loss)		36	(11)	8	(79)	(54)
Non-qualifying goodwill and intangibles		(5,845)	(5,865)	(5,864)	(11,962)	(11,894)
Other non-qualifying assets		(350)	(267)	(16)	(26)	(27)
Qualifying non-controlling interests		91	91	91	91	90
Qualifying trust preferred securities		846	1,036	1,036	1,037	1,037

Tier 1 capital (regulatory)		$13,515	$11,801	$12,068	$8,766	$8,860
Qualifying non-controlling interests		(91)	(91)	(91)	(91)	(90)
Qualifying trust preferred securities		(846)	(1,036)	(1,036)	(1,037)	(1,037)
Preferred stock		(3,603)	(3,316)	(3,307)	—	—

Tier 1 common equity (non-GAAP)	H	$8,975	$7,358	$7,634	$7,638	$7,733
Risk-weighted assets (regulatory)	I	110,445	113,312	116,251	117,294	118,526
Tier 1 common risk-based ratio (non-GAAP)	H/I	8.1%	6.5%	6.6%	6.5%	6.5%

(1)	Income statement amounts have been annualized in calculation

(2)	Current quarter amounts and the resulting ratios are estimated

FINANCIAL SUPPLEMENT TO

SECOND QUARTER 2009 EARNINGS RELEASE

Forward-Looking Statements

This supplement may include forward-looking statements, which reflect Regions’ current views with respect to future events and financial performance. The Private Securities Litigation Reform Act of 1995 (“the Act”) provides a safe harbor for forward-looking statements which are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements. For these statements, we, together with our subsidiaries, claim the protection afforded by the safe harbor in the Act. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below:

•

In October 2008, Congress enacted, and the President signed into law, the Emergency Economic Stabilization Act of 2008, and on February 17, 2009 the American Recovery and Reinvestment Act of 2009 was signed into law. Additionally, the Department of U.S. Treasury and federal banking regulators are implementing a number of programs to address capital and liquidity issues in the banking system, and may announce additional programs in the future, all of which may have significant effects on Regions and the financial services industry, the exact nature and extent of which cannot be determined at this time.

•

Until Regions is able to repay the outstanding preferred stock issued under the Troubled Asset Relief Program (“TARP”), the impact of compensation and other restrictions on recipients of TARP preferred stock.

•	The impact of possible additional loan losses and reserve build-up on earnings and capital.

•	Regions’ ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support Regions’ business.

•	Regions’ ability to achieve the earnings expectations related to businesses that have been acquired or that may be acquired in the future.

•	Regions’ ability to expand into new markets and to maintain profit margins in the face of competitive pressures.

•	Regions’ ability to keep pace with technological changes.

•	Regions’ ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions’ customers and potential customers.

•	Regions’ ability to effectively manage credit risk, interest rate risk, market risk, operational risk, legal risk, liquidity risk, and regulatory and compliance risk.

•	The current stresses in the financial and real estate markets, including possible continued deterioration in property values.

•	The cost and other effects of material contingencies, including litigation contingencies.

•	The effects of increased competition from both banks and non-banks.

•	Possible changes in interest rates may increase funding costs and reduce earning asset yields, thus reducing margins.

•	Possible changes in general economic and business conditions in the United States in general and in the communities Regions serves in particular.

•	Possible changes in the creditworthiness of customers and the possible impairment of collectability of loans.

•	The effects of geopolitical instability and risks such as terrorist attacks.

•

Possible other changes in trade, monetary and fiscal policies, laws and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on business.

•	Possible changes in consumer and business spending and saving habits could affect Regions’ ability to increase assets and to attract deposits.

•	The effects of weather and natural disasters such as droughts and hurricanes.

The foregoing list of factors is not exhaustive; for discussion of these and other risks that may cause actual results to differ from expectations, please look under the caption “Forward-Looking Statements” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2008 and Form 10-Q for the quarter ended March 31, 2009 (as amended), as on file with the Securities and Exchange Commission.

The words “believe,” “expect,” “anticipate,” “project,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Regions assumes no obligation to update or revise any forward-looking statements that are made from time to time.

Regions’ Investor Relations contact is List Underwood at (205) 801-0265; Regions’ Media contact is Tim Deighton at (205) 264-4551